UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 17, 2011
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

 (707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 17, 2011, First Northern Community Bancorp (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders approved the three proposals listed below.  The final results for the votes regarding each proposal are set forth below.  Each of the proposals is described in detail in the Proxy Statement.

1.	To elect the following eleven (11) persons to the Board of Directors to serve until the 2012 Annual Meeting of Shareholders or until their respective successors shall be elected and qualified:

Director	Votes For	Against or Authority Withheld
Lori J. Aldrete	5,178,322	56,529
Frank J. Andrews, Jr.	5,097,643	137,208
John M. Carbahal	5,177,607	57,244
Gregory DuPratt	5,178,322	56,529
John F. Hamel	5,039,210	195,641
Diane P. Hamlyn	5,128,097	106,754
Richard M. Martinez	5,121,363	113,488
Foy S. McNaughton	5,178,322	56,529
Owen J. Onsum	5,143,977	90,874
David W. Schulze	5,195,550	39,301
Louise A. Walker	5,167,511	67,340

2.	To approve a non-binding advisory proposal on the compensation of the Company’s named Executive Officers:

For	Against	Abstain
4,951,819	169,893	113,139

3.	To ratify the appointment by the Audit Committee of the Board of Directors of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against	Abstain
6,656,875	36,856	95,046

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2011	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Executive Vice President/Chief Financial Officer